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                                                                    EXHIBIT 23.9

                        [MARTIN PETROLEUM & ASSOCIATES]


                CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS

         We hereby consent to the incorporation by reference of our report entitled "Audit of Evaluation of Oil and Gas Reserves of Pioneer Natural Resources Canada Inc." prepared for Pioneer Natural Resources Canada Inc." dated February 8, 1997 and to all references to our firm included in or made a part of Amendment No. 1 to Resale Shelf Registration Statement on Form S-3 of
Pioneer Natural Resources Company.

                                          MARTIN PETROLEUM & ASSOCIATES

                                          By: /s/ John M. Hewitt
                                             -----------------------------------
                                              John M. Hewitt, M.A., P.Eng.
                                              Associated Partner

Calgary, Alberta
February 23, 1998